SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549
                      ----------------------------------


                                   FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
        SECTION 12(B) OR 12(G) OF THE SECURITIES EXCHANGE ACT OF 1934


                  MUNIHOLDINGS NEW JERSEY INSURED FUND, INC.
----------------------------------------------------------------------------
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         Maryland                                    Applied For
--------------------------                 ---------------------------------
(STATE OF INCORPORATION OR                 (IRS EMPLOYER IDENTIFICATION NO.)
ORGANIZATION)


MuniHoldings New Jersey                                         08536
Insured Fund, Inc.                                        ------------------
800 Scudders Mill Road                                        (zip code)
Plainsboro, New Jersey
--------------------------
(ADDRESS OF PRINCIPAL
EXECUTIVE OFFICES)


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

TITLE OF EACH CLASS TO BE                     NAME OF EACH EXCHANGE ON WHICH
SO REGISTERED                                 EACH CLASS IS TO BE REGISTERED
-------------------------                     ------------------------------

Shares of common stock,                       New York Stock Exchange
par value $.10 per share


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

None


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The section captioned "Description of Capital Stock" in the Registrant's prospectus dated March 6, 1998 forming a part of the Registrant's Registration Statement on Form N-2 (No. 333-45365) (the "Registration
Statement"), as filed with the Securities and Exchange Commission (the "Commission") on March 6, 1998, is incorporated herein by reference.

ITEM 2.  EXHIBITS.

     (I)  The following exhibits have been filed with the Commission:

          (1)  Form of Specimen Certificate for shares of Common Stock.*

          (2) Portions of the Articles of Incorporation and the By-Laws of the Registrant defining the rights of holders of Common Stock**

    (II) The following exhibits are to be filed with the New York Stock Exchange only:

          (1)  Not applicable.
          (2)  Not applicable.
          (3)  Not applicable.
          (4)  (a) Articles of Incorporation of the Registrant.
               (b) By-Laws of the Registrant.
          (5)  Specimen Certificate for shares of Common Stock.
          (6)  Not applicable.




---------------------
*    Incorporated   by  reference  to  Exhibit  (d)(2)  to  the  Registration
     Statement.

**   Incorporated  by  reference to  Exhibit  (d)(1)  to  the    Registration
     Statement.


                                  SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                          MUNIHOLDINGS NEW JERSEY INSURED
                                            FUND, INC.
                                          (Registrant)


                                          By:   /s/ Alice A. Pellegrino
                                               -----------------------------
                                                Alice A. Pellegrino
                                                Assistant Secretary

March 11, 1998


                               BROWN & WOOD LLP
                            One World Trade Center
                        New York, New York 10048-0557
                           Telephone (212) 839-5300
                           Facsimile (212) 839-5599

                                            March 11, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

Attention:  Division of Investment Management

     Re:  MuniHoldings New Jersey Insured Fund, Inc.
          Registration Statement on Form 8-A under
          the Securities Exchange Act of 1934
          ------------------------------------------

Ladies and Gentlemen:

     On behalf of MuniHoldings New Jersey Insured Fund, Inc. (the "Fund"), enclosed for filing with the Securities and Exchange Commission (the "Commission") is the Fund's Registration Statement on Form 8-A under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     Pursuant to Part A of the General Instructions to Form 8-A, a Registration Statement automatically becomes effective under the Exchange Act upon the later of the following three events:

     1. Receipt by the Commission of a certification from the national securities exchange upon which the Fund's shares will be listed;

     2. Effectiveness of the Fund's Registration Statement on Form N-2 under the Securities Act of 1933 relating to the class of securities being registered under the Exchange Act; and

     3.  Filing of Form 8-A with the Commission.

     We have been informed by representatives of the New York Stock Exchange that a certification with respect to the Fund's common shares will be forwarded to the Commission immediately following this filing, and we have been informed by the staff of the Division of Investment Management that the Fund's Registration Statement on Form N-2 (File No. 333-45365) was declared effective under the Securities Act at 2:45 p.m. on Friday, March 6, 1998.

                                            Very truly yours,

                                            /s/ Elizabeth Keeley

                                            ________________________________
                                            Elizabeth Keeley

Enclosure